UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2012

Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 — Unregistered Sales of Equity Securities.

On August 8, 2012, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) entered into an agreement (the “Subscription Agreement”) with LIC II Solstice Holdings, LLC, an affiliate of the Company’s sponsor Jones Lang LaSalle Incorporated, for the purchase of approximately 884,956 shares of its common stock, par value $0.01 per share (the “Shares”). The $50 million purchase price has been funded and was based on the Company’s June 30, 2012 NAV of $56.50 per share. There were no underwriting discounts and the Company did not pay any commissions on the sale.

Upon the proper filing with the Maryland State Department of Assessments and Taxation (“SDAT”) of the Second Articles of Amendment and Restatement of the Corporation (the “Second Amended and Restated Charter”), in the form filed as Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2012, the Shares purchased pursuant to the Subscription Agreement will be designated as Class E shares of common stock, $0.01 par value (the “Class E Shares”). The Class E Shares shall subsequently convert into Class M shares of common stock, $0.01 par value (the “Class M Shares”), pursuant to the terms of the Second Amended and Restated Charter.

In the event that the Second Amended and Restated Charter is not filed with SDAT, the Company’s obligation to repurchase the Shares will be provided for under the Company’s repurchase program in existence as of the date hereof. Provided that the Second Amended and Restated Charter is filed with SDAT, the $50 million in Shares to be issued in connection with this investment will generally not be eligible for repurchase pursuant to the Company’s share repurchase plan until the fifth anniversary of the purchase date and will be subject to certain limitations as to the amount eligible for repurchase until the seventh anniversary of the purchase date, provided that the Company will be obligated to repurchase the shares immediately upon request of the holder if an affiliate of the Company’s sponsor no longer serves as its advisor.

The sale of the Shares is exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) because the purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

The information set forth above is qualified in its entirety by reference to the Subscription Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Subscription Agreement by and among Jones Lang LaSalle Income Property Trust, Inc. and LIC II Solstice Holdings, LLC, dated as of August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President

Date: August 9, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Subscription Agreement by and among Jones Lang LaSalle Income Property Trust, Inc. and LIC II Solstice Holdings, LLC, dated as of August 8, 2012.